UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 17, 2018 (August 17, 2018)
Date of Report (Date of Earliest Event Reported)

Harte Hanks, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7120	74-1677284
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9601 McAllister Freeway, Suite 610
San Antonio, Texas 78216
(210) 829-9000
(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 17, 2018, Harte Hanks, Inc. (the “Company”) appointed Laurilee Kearnes as principal accounting officer and Vice President, Finance and Controller, effective August 17, 2018. Ms. Kearnes has over 20 years of experience in accounting and finance roles, including the last 15 years with Harte Hanks in various positions including Group Controller, VP Finance, and Group VP Finance, Accounting Shared Services. Ms. Kearnes started her career in public accounting and has held accounting positions with Nutraceutical Corp. and Brooks Automation prior to joining the Company. She holds a Bachelor of Science in Accounting and a Master of Accounting from Utah State University.

Ms. Kearnes replaces Carlos Alvarado, the Company’s former principal accounting officer and Vice President, Finance and Controller, who was terminated without cause as of August 17, 2018.

Ms. Kearnes’ employment with the Company is at-will. Ms. Kearnes will receive the following compensation arrangements: (i) annual base salary of $225,000 per year; and (ii) annual target incentive opportunity under the Company’s Annual Incentive Plan equal to 50% of her annual base salary.

Ms. Kearnes also will receive the standard perquisites for Company officers at the Vice President level, as may be approved by the Board or the Board’s Compensation Committee from time to time. These perquisites include (i) participation (with a 12-month severance period) in the Company’s Executive Severance Policy as filed on January 30, 2015 as Exhibit 10.1 to the Company’s Current Report on Form 8-K, and as may be amended by the Company from time to time (the “Executive Severance Policy”); (ii) the right to enter into the Company’s form of severance agreement, substantially in the form of the agreement filed on March 19, 2015 as Exhibit 10.1 to the Company’s Current Report on Form 8-K (the “Severance Agreement”); (iii) eligibility for Company-paid salary continuation benefits consisting of ten annual payments of $50,000 each over the 10-year period following death while employed; (iv) eligibility for the Company’s bonus restricted stock program, allowing Ms. Kearnes to receive 125% of the value of up to 30% (per her election) of her annual incentive earned for a calendar year in the form of restricted shares vesting after one year; (v) the right to enter into the Company’s standard indemnification agreement for Company officers; and (vi) other benefits generally available to the Company’s employees, such as medical, dental, and disability insurance and 401(k) matching payments.

There are no arrangements or understandings between Ms. Kearnes and any other persons pursuant to which she was appointed Vice President, Finance and Controller. There are also no family relationships between Ms. Kearnes and any director or executive officer of the Company, and Ms. Kearnes has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harte Hanks, Inc.
Dated: August 17, 2018

By: /s/ Jon C. Biro
Executive Vice President,
Chief Financial Officer & Secretary